Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Pinnacle West Capital Corporation on Form S-3 of our report dated February 18, 2000, appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Phoenix, Arizona

December 20, 2000